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                                                                     EXHIBIT 2.1


                               REVISION AGREEMENT


     This Revision Agreement, dated as of May 30, 1997, (the "Revision Agreement") is entered into by and among UNITED COMPANIES FINANCIAL CORPORATION, a Louisiana corporation (the "Seller" or "UCFC"), PENNCORP FINANCIAL GROUP, INC., a Delaware Corporation ("PennCorp"), PACIFIC LIFE AND ACCIDENT INSURANCE COMPANY, a Texas-domiciled insurance company (the "Purchaser") and each of the additional parties set forth on the signature page hereto.

                             PRELIMINARY STATEMENT

     WHEREAS, the Seller and the Purchaser entered into and executed an Amended and Restated Stock Purchase Agreement dated as of July 24, 1996 (the "Stock Purchase Agreement"); and

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement, the Seller sold all of the issued and outstanding shares of common stock, $2.00 pare value per share (the "Shares"), of its wholly-owned subsidiary, United Companies Life Insurance Company, a Louisiana stock life insurance company (the "Company" or "UCLIC"), to the Purchaser and the Purchaser purchased the Shares from the Seller; and

     WHEREAS, subsequent to the sale of the Shares, the Seller and the Purchaser agreed to revise, in the manner set forth herein, the Stock Purchase Agreement and certain related agreements, as indicated below, that were entered into by Purchaser, PennCorp, Seller or certain of their affiliates.
Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in each of the respective agreements.

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:

Section A. Stock Purchase Agreement

     (1) UCFC and Purchaser agree that pursuant to Section 2.06 of the Stock Purchase Agreement no Corrected Amount is owing from the Seller to the Purchaser or from the Purchaser to the Seller.

     (2) Section 5.07(a) (Use of Names and Intellectual Property) of the Stock Purchase Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

           (a) The Seller covenants and agrees that following the Closing, the Purchaser shall have the exclusive (as provided in subclause (D) below and to the
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     extent Seller can so grant), and royalty-free right to use the name "United" or "The United" and "Life and Annuity Insurance Company" (the Name") in connection with the Business; provided, however, that (A)
     (i) the Purchaser shall not use the words "Companies" or "Title" immediately after the word "United" and (ii) the Purchaser will not be permitted any use of the logo of the Seller which was used by the Company or the Subsidiary prior to the Closing and which is attached hereto as
     Exhibit 5.07 (except as provided in subclause (B) below); (B) the Purchaser may continue to utilize the Company's existing name or the logo, including but not limited to, on stationery, invoices, purchase orders or other clerical or similar supplies until March 31, 1997 or such later date as the Seller may agree; (C) any such use of the Name or logo shall not be reasonably likely to cause confusion, mistake or deception as to the affiliation, connection or association between Seller, on the one hand, and Purchaser or its Affiliates (including, without limitation, the Company and the Subsidiary after the acquisition thereof pursuant to this Agreement), on the other hand, or as to the origin, sponsorship or approval of the Purchaser's or its Affiliates' (including, without limitation, the Company and the Subsidiary after the acquisition thereof pursuant to this Agreement) goods or services and (D) Purchaser's exclusive rights described in this Section 5.07(a) shall not limit the right of the Seller and its Affiliates to use the Name in connection with its business as conducted following the Closing. Notwithstanding the foregoing, the Purchaser covenants and agrees that following the execution of this Revision Agreement it shall, as promptly as practicable, take all actions necessary to change the name of the Company to United Life & Annuity Company.

     (3) Section 5.20 (Location) of the Stock Purchase Agreement is hereby amended by adding the following after the last sentence thereof:

           Notwithstanding the foregoing, if the Purchaser, after the date of this Revision Agreement, desires to reduce or remove the Company's presence in Baton Rouge at any time, the Seller shall cooperate with the Purchaser with respect to such reduction or removal to minimize personal dislocation and community or regulatory reaction. Seller shall have no obligation to offer employment to any employee of the Company.

SECTION B. CONVERSION, STANDSTILL AND REGISTRATION RIGHTS (THE "CSR
           AGREEMENT") DATED AS OF JULY 24, 1996 BY AND BETWEEN UCFC AND
           PENNCORP

     (1) Effective February 12, 1997, PennCorp purchased from UCFC 483,839 shares of common stock of PennCorp (the "PennCorp Shares") subject to the CSR Agreement for the purchase price of $17,902,043 (the "Proceeds"). At the closing of the transaction (the "Closing") which shall occur on any business day between May 13, 1997 and June 12, 1997, as determined by PennCorp in its sole discretion (the "Closing Date"), provided, however, that PennCorp has provided UCFC with two business days prior notice of the Closing Date, PennCorp shall pay to UCFC the Proceeds plus interest at the rate


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of 5.134% per annum from February 12, 1997 to the Closing Date. PennCorp shall pay the Proceeds plus interest as specified herein by wire transfer of immediately available funds to an account designated by UCFC at least one business day prior to the Closing Date. At the Closing on the Closing Date, UCFC shall deliver the stock certificate previously received by it under the CSR Agreement evidencing the PennCorp Shares to PennCorp, duly endorsed in blank or accompanied by a duly executed stock power, free and clear of all claims, liens and encumbrances of any kind. Prior to the Closing Date, UCFC shall continue to maintain possession of the PennCorp Shares as pledgee and PennCorp hereby confirms the grant of a security interest therein in favor of UCFC to secure PennCorp's obligation to pay to UCFC the Proceeds plus interest as specified above.

     (2) PennCorp believes that it was at all times and continues to remain in compliance in all respects with Section 8 of the CSR Agreement.
Notwithstanding the foregoing and conditioned upon PennCorp's payment of the Proceeds plus interest as provided in Section B(1) above, UCFC releases and discharges PennCorp of all obligations and liabilities under the CSR Agreement with respect to or arising out of PennCorp's obligation to file with the Securities and Exchange Commission and have declared effective a shelf registration statement pursuant to Rule 415 of the Securities Act of 1933. Further, and subject to such condition, UCFC hereby waives, releases and discharges PennCorp and its predecessors, successors and assigns, and its past and present officers, directors, employees, agents and representatives from all actions, causes of action, suits, debts, sums of money, covenants, contracts, agreements, promises, damages, judgments, claims and demands whatsoever, in law, or in equity, which UCFC ever had, now has, or which UCFC or its predecessors, successors and assigns hereafter can, shall, or may have for, upon, or by reason of any matter, cause or thing whatsoever at any time, past or future, relating or referring in any manner to any and all claims by UCFC or its predecessors, successors and assigns, arising out of or with respect to
Section 8 of the CSR Agreement on or prior to the date hereof.

     (3) Upon payment of the Proceeds and interest as provided in Section B(1) above, Section 8 of the CSR Agreement shall be deleted in its entirety.

     (4) Upon payment of the Proceeds and interest as provided in Section B(1) above, Section 9 of the CSR Agreement is hereby deleted in its entirety. PennCorp hereby waives, releases and discharges UCFC and its predecessors, successors and assigns, and its past and present officers, directors, employees, agents and representatives from all actions, causes of action, suits, debts, sums of money, covenants, contracts, agreements, promises, damages, judgments, claims and demands whatsoever, in law, or in equity, which PennCorp ever had, now has, or which PennCorp or its predecessors, successors and assigns hereafter can, shall, or may have for, upon, or by reason of any matter, cause or thing whatsoever at any time, past or future, relating or referring in any manner to any and all claims by PennCorp or its predecessors, successors and assigns, arising out of or with respect to Section 9 of the CSR Agreement on or prior to the date hereof.

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SECTION C. THREE UNITED PLAZA LEASE AGREEMENT DATED AS OF MARCH 10, 1995
           (THE "LEASE"), AS AMENDED BY FIRST AMENDMENT DATED AS OF JULY 24, 1996, (THE "LEASE AGREEMENT") BY AND BETWEEN UNITED COMPANIES REALTY & DEVELOPMENT COMPANY, INC. AND THE COMPANY

     (1)   Section 1 of the Lease Agreement is hereby amended by deleting such
Section in its entirety and replacing such Section with the following:

           1. The Lease Term as defined in Section 1.01 of the Lease shall terminate on January 24, 1999; provided, however, that upon thirty days' notice from PennCorp to the Seller (the "Notice"), the Seller shall, from and after the effective date specified in the Notice (the "Effective Date"), sublease from the Company, and assume all of the Company's obligations accruing from and after the Effective Date with respect to, all or such portion(s) of the premises currently leased by the Company as designated by PennCorp in the Notice, on the same terms and conditions as provided in the Lease, as amended hereby; provided, however, that if less than all of the premises are subleased, the portion(s) subject to the sublease shall be commercially reasonable blocks of space. Seller shall indemnify and hold harmless the Company and the Purchaser and their affiliates from and after the Effective Date with respect to all obligations and liabilities accruing thereafter under the Lease, as amended hereby, with respect to the premises so subleased, including, without limitation, any obligation for the payment of any rent, or additional rent or any obligations arising from any default of the terms or conditions of the Lease, as amended, by the Seller or any subtenant of all or any portion of the premises so subleased.

SECTION D. AMENDMENT OF MASTER LOAN SALE AGREEMENT, DATED AS OF JULY 24,
           1996 (THE "MASTER LOAN SALE AGREEMENT"), BY AND AMONG UNITED COMPANIES LIFE INSURANCE COMPANY ("UCLIC" OR THE "PURCHASER") AND UNITED COMPANIES LENDING CORPORATION(R) ("UCLC"), SOUTHERN MORTGAGE ACQUISITION, INC., UNICOR MORTGAGE(R), INC., GINGER MAE(R), INC., UNITED COMPANIES LENDING GROUP, INC. AND UNITED COMPANIES MORTGAGE OF TENNESSEE, INC. (COLLECTIVELY, THE "SELLERS").

     The parties agree that for purposes of this Section D only, "Purchaser" as defined above, refers to UCLIC and not to Pacific Life and Accident Insurance Company.

     (1) Section 2 of the Master Loan Sale Agreement shall be amended by deleting the definition of S&P in its entirety.

     (2) Section 3(a) of the Master Loan Sale Agreement shall be amended by deleting the references to $30,000,000, $150,000,000 and $50,000,000 and replacing such references with $150,000,000, $75,000,000 and $25,000,000, respectively.

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      (3)  Section 6(f) of the Master Loan Sale Agreement shall be amended by deleting such Section in its entirety and replacing such Section with the following:

           (f) UCLC and UCLG hereby warrant, covenant and agree that either UCLC or UCLG shall, prior to and following the date of execution of this Revision Agreement, maintain an actual or implied long-term senior debt rating which is at least investment grade from Duff (such rating, the "Credit Rating").

      (4) Section 7(c) of the Master Loan Sale Agreement shall be amended by deleting the reference to $15,000,000 and replacing such reference with $7,500,000.

      (5) Section 10 of the Master Loan Sale Agreement shall be amended by adding the following paragraph as Section 10(c) and renumber the existing
Section 10(c) as Section 10(d):

           (c) Following the Servicer's foreclosure of the Mortgaged Property securing and Defaulted Loan pursuant to Section 3(H) of the Servicing Agreement, the Sellers shall be jointly and severally obligated, and each hereby agrees, to promptly (but in no event more than ten days following the date of each such foreclosure) repurchase suck foreclosed Mortgaged Property acquired by the Servicer on behalf of the Purchaser by paying the Purchaser an amount equal to the Repurchase Price for the related defaulted Loan.

SECTION E. AMENDMENT OF SERVICING AGREEMENT, DATED AS OF JULY 24, 1996
           (THE "SERVICING AGREEMENT"), BY AND BETWEEN UCLIC AND UCLC, AS SERVICER ("SERVICER").

      (1) Section 3(H) of the Servicing Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

           H. Upon any Note becoming a Defaulted Note, Servicer, in accordance with the standards set forth in Sections 3(E) and 3(I) hereof, shall foreclose on the Mortgaged Property securing such Defaulted Note. Promptly following the foreclosure of such Mortgaged Property, the Sellers, pursuant to Section 10(c) of the Master Loan Sale Agreement, as amended, shall be required to purchase such property from UCLIC at the Purchase Price. Notwithstanding the foregoing, Servicer may, at its option, and from time to time purchase any Defaulted Note at the Purchaser Price for cash. Prior to the time purchase any Defaulted Note at the Purchaser Price for cash. Prior to the time that UCLIC has received the full Purchase Price for each Defaulted Note, Servicer agrees and shall be obligated to promptly distribute to UCLIC all proceeds recovered by Servicer in connection with any foreclosure, liquidation or other legal proceeding in an amount up to the Purchase Price for each suck Defaulted Note. Any such proceeds received from Servicer with respect to such Defaulted Note shall be

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      deemed a reduction of the Purchase Price to be paid by the
      Sellers or Servicer, as applicable. UCLIC agrees to execute such documentation as Servicer may reasonably request in order to effect any such purchase and any "out-of-pocket" expenses incurred by UCLIC in connection therewith shall be borne by Servicer.

SECTION F. THIS REVISION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
           ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,
           APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

SECTION G. AS MODIFIED HEREIN, THE STOCK PURCHASE AGREEMENT, CSR
           AGREEMENT, THE LEASE AGREEMENT AND MASTER LOAN SALE AGREEMENT AND SERVICING AGREEMENT SHALL EACH CONTINUE IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THEIR TERMS SET FORTH THEREIN RESPECTIVELY.

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     IN WITNESS WHEREOF, the parties hereto have caused this Revision Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      UNITED COMPANIES FINANCIAL CORPORATION

                                      By: /s/ Dale E. Redman
                                          -------------------------------------
                                          Name:  Dale E. Redman
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


                                      PENNCORP FINANCIAL GROUP, INC.

                                      By: /s/ Scott D. Silverman
                                          -------------------------------------
                                          Name:  Scott D. Silverman
                                          Title: Senior Vice President
                                                 General Counsel and Secretary


                                      PACIFIC LIFE AND ACCIDENT INSURANCE
                                       COMPANY


                                      By: /s/ Scott D. Silverman
                                          -------------------------------------
                                          Name:  Scott D. Silverman
                                          Title: Senior Vice President
                                                 General Counsel and Secretary


                                      UNITED COMPANIES LIFE INSURANCE COMPANY
                                      UNITED LIFE & ANNUITY INSURANCE COMPANY

                                      By: /s/ Kitty S. Kennedy
                                          -------------------------------------
                                          Name:  Kitty S. Kennedy
                                          Title: Executive Vice President
                                                 Chief Actuary and Chief Admin.
                                                 Officer


                                      UNITED COMPANIES LENDING
                                       CORPORATION(R)

                                      By: /s/ Dale E. Redman
                                          -------------------------------------
                                          Name:  Dale E. Redman
                                          Title: Vice Chairman

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                                         SOUTHERN MORTGAGE ACQUISITION, INC.

                                         By: /s/ Dale E. Redman
                                             -------------------------------
                                             Name:  Dale E. Redman
                                             Title: Vice Chairman


                                         UNICOR MORTGAGE(R), INC.

                                         By: /s/ Dale E. Redman
                                             -------------------------------
                                             Name:  Dale E. Redman
                                             Title: Vice Chairman


                                         GINGER MAE(R), INC.

                                         By: /s/ Dale E. Redman
                                             -------------------------------
                                             Name:  Dale E. Redman
                                             Title: Vice Chairman


                                         UNITED COMPANIES LENDING GROUP, INC.

                                         By: /s/ Dale E. Redman
                                             -------------------------------
                                             Name:  Dale E. Redman
                                             Title: Vice Chairman


                                         UNITED COMPANIES MORTGAGE OF
                                          TENNESSEE, INC.

                                         By: /s/ Dale E. Redman
                                             -------------------------------
                                             Name:  Dale E. Redman
                                             Title: Vice Chairman


                                         UNITED COMPANIES REALTY &
                                         DEVELOPMENT COMPANY, INC.

                                         By: /s/ Dale E. Redman
                                             -------------------------------
                                             Name:  Dale E. Redman
                                             Title: Vice Chairman



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